______Employee Initials 4868-5098-1529, v. 1 1 James Neill SEPARATION AGREEMENT AND GENERAL RELEASE This Separation Agreement and General Release (hereinafter referred to as “Agreement”) is made and entered into by and between James Neill (hereinafter referred to as “Employee”) and Genuine Parts Company (hereinafter referred to as “GPC” or “Company”)(hereinafter collectively referred to as the “parties”). Employee has elected to retire pursuant to the Company’s Voluntary Retirement Offer (“VRO”). Each intending to be legally bound, Employee and GPC agree as follows: 1. Separation Date. Employee’s employment with the Company will terminate on April 30, 2024 (“Separation Date”). As of the Separation Date, Employee will be relieved of all of Employee’s titles, duties, responsibilities and authority as an employee of the Company and has resigned all appointments held with, or for the benefit of, the Company. Employee acknowledges and agrees that Employee has been paid all compensation and/or benefits that Employee accrued through the Separation Date. 2. Consideration Offered. For and in consideration of the execution and non-revocation of this Agreement by Employee and Employee fully abiding by its terms, the Company agrees to provide Employee with the following consideration, to which Employee acknowledges Employee is not otherwise entitled: (a) An Incentive Payment in the gross amount of $3,405,980.00, less all applicable deductions, payable in a lump sum following Employee’s Separation Date and retirement pursuant to the VRO, comprised of the cash value of the following: i. a lump sum severance payment equal to sixty (60) weeks of Employee’s base rate of pay, in the gross amount of $629,185.00. If Employee is compensated on a commission basis, the weekly amount will be determined by a review of base pay plus a 12-month average of commissions received by employee from October of 2022 through September of 2023; ii. a Healthcare Subsidy in the gross amount of $31,000.00; iii. the cash value for all outstanding unvested Long Term Incentive (“LTI”) grants (Performance Restricted Stock Units and Restricted Stock Units) that will be forfeited as the result of Employee’s separation of employment, based on a stock price of $135/share, in the gross amount of $2,672,095.00. Should Employee’s Separation Date be extended given business needs, resulting in any of Employee’s LTI grants vesting, the amount detailed in this section will be recalculated to adjust the lump sum provided to account for any vested LTI grants; and iv. given Employee’s participation in the DB SRP, the estimated cash value equal to the payment of the FICA tax obligation for applicable retirement benefits paid through the DB SRP in the gross amount of $73,700.00.

______Employee Initials 4868-5098-1529, v. 1 2 James Neill (b) In addition to the lump sum Incentive Payment detailed above, Employee will also be provided with: i. if applicable, payment of any 2024 monthly or quarterly bonus or commission earned through Employee’s Separation Date, less all applicable deductions; and ii. if eligible, payment of a prorated 2024 annual bonus, if any, to be based on Company performance, less all applicable deductions. Such 2024 bonus, if any, will be paid no later than March of 2025 at the typical time of annual bonus payouts. Employee agrees that he or she is being provided with the cash value of any forfeited LTI grants and therefore Employee is waiving any claim on LTI grants that had not otherwise vested at the time of Employee’s Separation Date. Employee further understands and agrees that if Employee accepts the VRO, Employee will not be entitled to any LTI grants in 2024 or otherwise, even if Employee’s Separation Date should be extended based on business needs. Under no circumstances will this Agreement change or be considered to amend the underlying controlling plan documents, including the Pension Plan, the Supplemental Retirement Plan, the Tax Deferred Savings Plan and/or the LTI award agreements. Employee is not entitled to, and shall not receive, any 401(k) plan contribution or other benefits for the consideration provided to Employee pursuant to this Agreement. With the exception of the consideration detailed above, Employee will not receive, nor be entitled to receive, any other compensation, pay, bonuses, grants or any other benefits from GPC other than those benefits and payments set forth herein. The parties further acknowledge and agree that, except as expressly set forth herein, each party to this Agreement will bear its own costs and attorney’s fees. 3. General Release by Employee. Except for the “Claims Not Released” as defined below, Employee hereby fully and forever releases, waives, discharges, and promises not to sue or otherwise institute or cause to be instituted any charges, complaints, claims, or legal proceedings against GPC, along with its past or present parents and related companies, divisions, subsidiaries, affiliates, partners, joint ventures, direct and indirect owners, as well as any of its officers, agents, directors, shareholders, board members, principals, partners, trustees, supervisors, employees (current and former), contractors, representatives, benefit plan fiduciaries, attorneys, clients, insurers, and legal predecessors, successors, heirs, executors, administrators, assigns, and all persons acting by, through, under, or in concert with any of them (the “Released Parties”) with respect to any and all liabilities, claims, demands, contracts, debts, obligations, and causes of action of any nature, kind, and description, whether in law, equity or otherwise, whether known or unknown, which Employee ever had, now has, or may or might in the future have against the Released Parties, arising out of events, acts or omissions occurring at any time before the moment Employee signs this Agreement, including, but not limited to any matter, cause, or claim arising out of or related to facts or events occurring prior to the execution of this Agreement and/or arising from and relating to Employee’s employment with GPC, or the termination therefrom, including, but not limited to all claims and causes of action arising under any federal, state, or local law or statute, including without limitation those arising under the Fair Labor Standards Act, Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, Section 1981 through 1988 of Title 42 of the United States Code, Employee Retirement Income Security Act, Family and Medical Leave Act, National Labor Relations Act, Fair Credit Reporting Act, Worker Adjustment and

______Employee Initials 4868-5098-1529, v. 1 3 James Neill Retraining Notification Act or any state equivalent, Equal Pay Act, federal and state wage and hour laws, leave laws, sick and safe time laws, laws of contract, interference, and tort; all claims for discrimination, harassment, retaliation, wrongful termination, emotional distress, defamation, libel, slander, invasion of privacy, unfair business practices, misrepresentation, fraud, interference with business relationships, contractual relationships, or employment relationships of any kind, breach of duty and/or the implied covenant of good faith and fair dealing, interference with and/or breach of contract (express or implied, in fact or in law, oral or written), any claim for recovery of lost wages, vacation or PTO, benefits, other employment compensation, medical expenses, other economic and non-economic damages, penalties, liquidated damages, compensatory damages, punitive damages, injunctive relief, reinstatement, attorneys’ fees, costs, expenses; and any other statutory or common law claims relating to or in any way arising out of or connected with the prior employment of Employee with GPC or the termination of that employment, as well as recovery of any other type arising under federal, state, or local law. 4. Unknown Claims. Employee understands that Employee is releasing the Released Parties from claims that Employee may not know about as of the date of the execution of this Agreement, and that is Employee’s knowing and voluntary intent. Employee is expressly assuming that risk and agrees that this Agreement shall remain effective in all respects in any such case. Employee expressly waives all rights Employee might have under any law that is intended to protect him or her from waiving unknown claims, and Employee understands the significance of doing so. If Employee was employed by the Company in California, Employee hereby expressly waives the provisions of California Civil Code Section 1542, which provides as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” 5. Specific Release of ADEA Claims. In further consideration of the payments provided to Employee in this Agreement, Employee hereby irrevocably and unconditionally fully and forever waives, releases and discharges the Released Parties from any and all claims, whether known or unknown, from the beginning of time to the date of Employee's execution of this Agreement arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, Employee hereby acknowledges and confirms that: (a) Employee has read this Agreement in its entirety and understands all of its terms; (b) Employee has been advised of and has availed him or herself of Employee’s right to consult with Employee’s attorney prior to executing this Agreement; (c) Employee knowingly, freely and voluntarily assents to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release and covenants contained herein; (d) Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which Employee is otherwise entitled; (e) Employee was given at least 45 days to consider the terms of this Agreement and consult with an attorney of Employee’s choice, although Employee may sign it sooner if desired; (f) Employee understands that Employee has seven days from the date Employee signs this Agreement to revoke the release in this section by delivering notice of revocation via e-mail to Vickie Smith, SVP, Employee Experience at Vickie_Smith@genpt.com before the end of such seven-day period; and (g) Employee understands that the release contained in this section does not apply to rights and

______Employee Initials 4868-5098-1529, v. 1 4 James Neill claims that may arise after the date on which Employee signs this Agreement. If Employee revokes this Agreement on a timely basis, there shall be no payments made or benefits provided as set forth in the “Consideration Offered” section of this Agreement. The Agreement shall not be effective and the Consideration Offered will not be distributed, until after the revocation period has expired without this Agreement being revoked. 6. Claims Not Released. Claims not covered by this general release are claims for: (a) state disability insurance benefits pursuant to applicable state law; (b) benefits under applicable workers’ compensation and/or unemployment compensation benefits laws; (c) benefit entitlements vested as of the date of Employee’s termination, pursuant to written terms of any GPC or other applicable employee benefit plan; (d) COBRA rights which Employee may now have or elect; and (e) any other claims which, by applicable law, cannot be released (collectively, “Claims Not Released”). 7. Covenant Not to Sue. Employee further acknowledges and covenants not to sue Released Parties, or to participate or aid in any way in any suit or proceeding or to execute, seek to impose, collect or recover upon, or otherwise enforce or accept any judgment, decision, award, warrant or attachment upon any claim released by Employee herein. Employee warrants that as of the time of execution of this Agreement, Employee has not assigned or transferred any claims of any nature that Employee would otherwise have against Released Parties. Employee also acknowledges and covenants that Employee understands that after signing this Agreement, Employee cannot proceed against any person or party mentioned in it with respect to or on account of any of the matters referred to in it. 8. Cooperation. Employee further agrees and understands that, as a condition for Employee receiving the Consideration Offered, and in consideration thereof, Employee will cooperate fully with GPC in resolving all outstanding issues relating to Employee’s former employment with GPC. In this regard, Employee shall make him or herself available upon reasonable request by GPC for telephone calls to discuss any outstanding issues relating to his/her former employment with GPC. Should Employee refuse and/or fail to so cooperate with GPC, all of GPC’s obligations to provide the Consideration Offered shall become null and void. Furthermore, should Employee refuse and/or fail to cooperate with GPC after receiving any payments pursuant to this Agreement, Employee’s obligations and commitments under this Agreement shall remain in effect and binding. 9. Confidentiality & Non-Disclosure. a. Confidential Information. Employee agrees and acknowledges that the Company has developed Confidential Information at great time and expense and further agrees that the Company provided Employee with access to Confidential Information and specialized training. Employee covenants and agrees that, for a period of five (5) years from Employee’s last day of employment with the Company: (a) Employee shall keep strictly confidential and not disclose to any person not employed by the Company any Confidential Information; and (b) Employee shall not use for him/herself or for any person or entity other than the Company any Confidential Information. However, this provision shall not preclude Employee from: (i) the use or disclosure of information known generally to the public (other than information known generally to the public as

______Employee Initials 4868-5098-1529, v. 1 5 James Neill a result of Employee’s violation of this Section); or (ii) any disclosure required by law or court order so long as Employee provides the Company immediate written notice of any potential disclosure under this subsection and fully cooperates with the Company to lawfully prevent or limit such disclosure. Moreover, nothing in this Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. Further, nothing in this Agreement prohibits Employee from speaking with law enforcement, the Equal Employment Opportunity Commission, the state division of human rights, a local commission on human rights, or an attorney retained by the Employee. Moreover, nothing herein shall prohibit or restrain Employee from providing truthful testimony in response to a subpoena or a court order, or from providing truthful information to Government Agencies as defined below. Employee further acknowledges and agrees that Employee, during the course of Employee’s employment, may have been given access to information that qualifies as a “trade secret” under applicable federal or state law. “Trade secrets” are information that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. With respect to trade secrets, the confidentiality provisions contained herein shall remain in place for the full five (5) year period set forth above, or for as long as the information in question remains a trade secret, whichever period is longer. i. “Confidential Information” means all confidential, proprietary or business information related to the Company’s Business that is furnished to, obtained by, or created by Employee during Employee’s employment with the Company and which could be used to harm or compete against the Company. Confidential Information includes, by way of illustration, such information relating to: (a) the Company’s formulae and processes used to calculate and negotiate prices to be charged customers; (b) Company customers, including customer lists, preferences, contact information, contractual terms, prices, and billing histories; (c) the Company’s finances, including financial statements, balance sheets, sales data, forecasts, and cost analyses; (d) the Company’s plans and projections for business opportunities for new or developing business, including marketing concepts and business plans; (e) the Company’s research and development activities, technical data, computer files, and software; and (f) the Company’s operating methods, business processes and techniques, services, products, prices, costs, service performance, and operating results. ii. Notwithstanding the foregoing, nothing in this Agreement prohibits Employee from reporting waste, fraud, abuse and/or possible violations of law or regulation to any government agency or entity or making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation. Solely in connection with such reporting, Employee may disclose Confidential Information, in confidence, to a government official or to an attorney to address possible violations of the law; however, any disclosure of Confidential Information must be in good faith and effectuated in a manner that prevents the dissemination of Confidential Information beyond those persons necessary to make

______Employee Initials 4868-5098-1529, v. 1 6 James Neill the report or filing, such as filing the Confidential Information under seal and otherwise preventing it from being publicly disclosed. While Employee is encouraged to bring any such possible violation to the attention of the Company, Employee does not need the prior authorization of the Company to make any such reports or disclosures to these entities. iii. The Company also reserves the right to avail itself of the remedies available under the Defend Trade Secrets Act of 2016, which remedies include injunctive relief, damages for actual loss or unjust enrichment caused by the misappropriate of the Company’s Confidential Information, and exemplary damages in an amount not more than two times the amount of actual damages. However, federal law provides that an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. b. Agreement Confidentiality. Employee shall make no disclosure of any kind concerning this Agreement and the sums paid as consideration under this Agreement to any person, persons, or organization(s), except that Employee may disclose such information to Employee’s spouse and to Employee’s attorneys, accountants or other professional advisors to whom disclosure is necessary to effect the purposes for which Employee has consulted such professional advisor(s). While not limiting the generality of the foregoing, "disclosure" includes a statement, written or oral, to any person, newspaper, magazine, radio, television station, social media or publishing company. c. Permitted Disclosures. Employee agrees that in connection with any disclosure permitted hereunder (e.g. to a spouse or professional advisor) or authorized by law, Employee shall cause such third party to whom disclosure has been made to agree to comply with this covenant of confidentiality and non-disclosure. 10. Non-Interference. Employee recognizes and acknowledges that, during Employee’s employment with the Company, Employee was given access to the Company’s confidential information, valued business relationships, and corporate goodwill. Employee acknowledges that the covenant contained herein is reasonable and necessary to protect the Company’s legitimate business interests. In this regard, Employee further covenants and agrees that, for a period of twelve (12) months following Employee’s Separation Date, he/she shall not, directly or indirectly: (a) solicit, encourage, cause or attempt to cause any Restricted Customer (as defined below) to purchase any services or products from any business other than the Company that are competitive

______Employee Initials 4868-5098-1529, v. 1 7 James Neill with or a substitute for the services or products offered by the Company; (b) solicit, encourage, cause or attempt to cause any supplier of goods or services to the Company not to do business with or to reduce any part of its business with the Company; or (c) make any disparaging remarks about the Company or its business, services, affiliates, officers, managers, directors or management employees, whether in writing, verbally, or on any online forum. For purposes of this Section of the Agreement, Employee acknowledges and agrees that the Company is engaged in lines of business beyond those in which the Employee may be directly engaged, including the retail and wholesale distribution of i) automotive parts and accessories, ii) industrial bearings, iii) fluid power, mechanical, and electrical transmission components, iv) motion control, automation, and industrial networking products, v) other industrial maintenance, repair and operational products, and vi) any value-add or solutions services in connection with the product categories listed herein. This Section’s prohibitions against solicitation apply to all such lines of business. “Restricted Customer” means: (a) any customer or prospective customer of the Company with whom Employee had contact or communications at any time during Employee’s last twelve (12) months as a Company employee; (b) any customer of the Company for whom Employee supervised the Company’s account or dealings at any time during Employee’s last twelve (12) months as a Company employee; and/or (c) any customer or prospective customer of the Company about whom Employee obtained any Confidential Information (as defined above) during Employee’s last twelve (12) months as a Company employee. 11. Non-Raiding. Employee covenants and agrees that for a period of twelve (12) months following Employee’s Separation Date, Employee shall not, directly or indirectly: (a) hire or engage as an employee or as an independent contractor any person employed by the Company; (b) recruit, solicit or encourage any employee or independent contractor to leave his or her employment or engagement with the Company; and/or (c) hire or engage any person employed by the Company at any point during Employee’s last six (6) months with the Company. The prohibitions in this Section shall apply only to employees who held or hold a position uniquely essential to the Company’s management, organization, or service and who reported to or were supervised by Employee during the last twelve (12) months of Employee’s employment with the Company. 12. Non-Compete. Employee covenants and agrees that, for a period of twelve (12) months following Employee’s last day of employment with the Company, Employee shall not: (a) engage in any Competitive Activity (as defined below) within the Prohibited Territory (as defined below); or (b) assist anyone else in engaging in Competitive Activity within the Prohibited Territory. a. “Competitive Activity” means competing against the Company by performing the same or substantially similar work as Employee performed on behalf of the Company at any time during the last twelve (12) months of employment with the Company in a Prohibited Territory. Notwithstanding the preceding, owning the stock or options to acquire stock totaling less than 5% of the outstanding shares in a public company shall not constitute, by itself, Competitive Activity. b. “Prohibited Territory” means: (a) each city and county (or equivalent local unit of government) where Employee had responsibilities with the Company at any time

______Employee Initials 4868-5098-1529, v. 1 8 James Neill during the last twelve (12) months of Employee’s employment with the Company; and (b) any territory assigned to Employee by the Company at any time during the last twelve (12) months of Employee’s employment with the Company. c. Potential Exception. Should Employee notify the head of Human Resources for Genuine Parts Company of an opportunity to become associated (as an owner, employee or independent contractor) with an individual or entity that falls within the Competitive Activity definition above, Employee may be provided with approval to associate with such individual or entity during the twelve (12) month non-compete period. Such approval must be received in writing from the head of Human Resources in advance of Employee accepting any such opportunity. Moreover, the Company reserves the right, in its sole discretion, to deny any such approval. d. Future Employers. Employee agrees to promptly notify the Company in writing of the name and address of each business with whom Employee is associated (as an owner, employee or independent contractor) for a period of twelve (12) months following the end of Employee’s employment with the Company. Such written notification should be sent to Genuine Parts Company, ATTN: Vickie Smith, SVP, Employee Experience at 2999 Wildwood Parkway, Atlanta, Georgia 30339 or Vickie_Smith@genpt.com. Employee further: (a) agrees that the Company may notify any such business about the existence and terms of this Agreement; (b) irrevocably consents to any such notification; and (c) covenants not to sue the Company based on any such notification. 13. Breach By Employee. Employee agrees that Employee’s breach of any of the restrictive covenants contained herein will result in irreparable damage and continuing injury to the Company. Therefore, in the event of any breach or threatened breach of such covenants, the Company shall be entitled to an injunction from a court of competent jurisdiction enjoining Employee from committing any violation of those covenants, and Employee hereby consents to the issuance of such an injunction. Employee further agrees that the Company shall not be required to post a bond to obtain such an injunction. All remedies available to the Company by reason of a breach by Employee of the provisions of this Agreement are cumulative, none is exclusive, and all remedies may be exercised concurrently or consecutively at the Company’s option. Further, in the event of a breach or violation by Employee of any of the provisions of this Agreement, the effective time period of such provision shall be tolled until such breach or violation has been fully cured. Any disputes regarding this Section of the Agreement shall be heard by a judge, and all parties irrevocably waive any right to a trial by jury in any action relating to the restrictive covenants contained in this Agreement. 14. Ongoing Obligations and Forfeiture of Severance. In the event Employee violates any of the provisions in this Agreement, the Company shall have the right to discontinue the Consideration Offered if not already paid. In the event of such discontinuance, however, Employee’s obligations and commitments under this Agreement shall remain in effect and binding. 15. Return of Property. All property, documents, data, and Confidential Information prepared or collected by Employee as part of Employee’s employment with the Company, in whatever form, are and shall remain the property of the Company. Employee agrees that Employee

______Employee Initials 4868-5098-1529, v. 1 9 James Neill shall return, within one (1) week of the Employee’s Separation Date, all documents, data, Confidential Information, and other property belonging to the Company in Employee’s possession or control, regardless of how stored or maintained and including all originals, copies and compilations. 16. Non-Reemployment. Employee confirms that Employee’s employment with GPC has ended. Employee understands that as of his/her termination date, Employee will no longer represent that Employee is an officer, director or employee of GPC and Employee will immediately discontinue using Employee’s Company mailing address, telephone, facsimile, voice mail and/or e- mail. Employee does hereby agree and acknowledge that Employee is not entitled to and will not seek employment, reemployment and/or reinstatement with the Released Parties. It is further agreed that the Released Parties have no duty or obligation to hire Employee in the future nor shall Employee file any type of legal action or claim against the Released Parties for not reemploying Employee following his/her cessation of employment with GPC. This Agreement will not, however, prevent the Released Parties from unilaterally offering Employee re-employment at their sole discretion. If Employee is rehired by the Company after receiving severance pay, Employee will be entitled to keep that portion of severance pay equal to his/her regular, normal workweek base wage prior to employment termination multiplied times the number of weeks and/or fraction of weeks between the termination date and the rehire date. Any remainder must be either returned to the Company upon rehire or it will be deducted from Employee’s pay as overpaid wages. 17. No Voluntary Participation In Claims Against Released Parties. Employee agrees that Employee will not voluntarily participate in any other individual’s or class’s litigation, grievance, or administrative claim against GPC and/or any Released Party, nor encourage any other individual to pursue any litigation, grievance or administrative claim against GPC and/or any Released Party. Nothing in this section is intended to preclude Employee from disclosing information in response to a subpoena duly issued by a court of law, arbitrator, or a government agency having jurisdiction or power to compel such disclosure or from giving full, complete, truthful and cooperative answers in response to a duly issued subpoena. Should Employee be served with a subpoena relating to GPC or any Released Party, Employee agrees to promptly notify GPC in writing of the subpoena, and to provide GPC with a copy of the subpoena no later than seven (7) days prior to providing testimony or producing any documents in compliance with the subpoena. Notice shall be provided to Vickie Smith, SVP, Employee Experience at 2999 Wildwood Parkway, Atlanta, Georgia 30339 or via e-mail to Vickie_Smith@genpt.com. Employee further understands that nothing contained in this Agreement limits Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Employee further understands that this Agreement does not limit Employee’s ability to communicate or share information with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies. However, based on the release of claims set forth above, Employee acknowledges and agrees that Employee is releasing all claims and causes of action that Employee might personally pursue or that might be pursued in Employee’s name and, to the extent permitted by applicable law, his/her right to recover monetary damages or obtain injunctive relief that is personal to Employee in

______Employee Initials 4868-5098-1529, v. 1 10 James Neill connection with such claims and causes of action. Notwithstanding any other provision contained herein, nothing in this Agreement shall be construed as a waiver of any right which, by law, cannot be waived. 18. Wages, Vacation/PTO Time, and Business Expenses Paid. Employee represents and warrants that as of the date of the signing of this Agreement, Employee will have been paid and received all leave (paid or unpaid), compensation, wages, overtime, bonuses, commissions, penalties, premiums, and/or benefits to which Employee is entitled, and that no other leave (paid or unpaid), compensation, overtime, wages, bonuses, commissions, penalties, premiums, and/or benefits are due to Employee. Employee expressly represents and warrants that Employee timely received Employee’s final paycheck in full. 19. Attorneys’ Fees and Expenses. The Parties agree to bear their own respective attorneys’ fees and expenses related to the subject matter of this Agreement. In the event that any Party shall institute any action, proceeding, or litigation against another Party to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its expenses, including reasonable attorneys’ fees, in addition to any other relief to which the Party is found entitled. 20. Tax Liabilities. The Company makes no representation as to the tax consequences or liability arising from the Consideration Offered herein. Employee further agrees that: (i) Employee shall be solely responsible for all federal, state, and/or local tax liability, if any, arising from receipt of the Consideration Offered pursuant to this Agreement, including any interest or penalties associated with tax liability, and Employee will not look to or seek from the Company compensation for any tax liability or related costs Employee incurs as a result of the Consideration Offered; (ii) no tax advice has been provided to Employee whatsoever by the Company or its attorneys; and (iii) should any taxing authority seek to recover from the Company any taxes, interest or penalties deemed to be due as a result of the Consideration Offered, Employee shall indemnify, defend and hold harmless the Company and its successors and assigns from and against any and all such claims for taxes, interest or penalties. As noted in the Consideration Offered section of this Agreement, GPC will make all applicable deductions from any payments described herein. 21. No Admission. The Parties hereby acknowledge, recognize, and understand that nothing contained in this Agreement shall constitute, be construed, or be treated as an admission of liability or wrongdoing by GPC, or by any current or former employees of GPC. The Parties further agree that the payment and benefits conferred herein are not to be construed as an admission of liability on the part of the persons, corporations and entities hereby released, by whom liability is expressly denied. 22. Successors. This Agreement shall be binding upon the Parties, and their heirs, representatives, executors, administrators, successors, insurers, and assigns, and shall inure to the benefit of each and all of the Released Parties, and to their heirs, representatives, executors, administrators, successors, and assignees. 23. Governing Law and Jurisdiction and Venue. The Parties hereby agree that this Agreement and all related disputes will be governed by and construed in accordance with the laws of the State of Georgia, and that any actions or proceedings arising in connection with this Agreement

______Employee Initials 4868-5098-1529, v. 1 11 James Neill shall be tried and litigated exclusively in the state and federal courts located in Georgia. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature. 24. Severability. The Parties hereby agree that if any provision, or portion thereof, of this Agreement shall for any reason be held to be invalid or unenforceable or to be contrary to public policy or any law, then the remainder of the Agreement shall not be affected thereby and shall be enforced as if the invalid provision or portion thereof were not a part of this Agreement. Should any provision or portion thereof be held unenforceable for any reason, then such provision or portion thereof shall be enforced to the maximum extent permitted by law. Nothing in this section or in any other provision of this Agreement shall, or is intended to, limit any other rights or remedies GPC may have by virtue of this Agreement or otherwise. 25. Scanned and Counterpart Signatures. The Parties agree that scanned signatures are deemed to be originals and that this Agreement may be executed in counterpart originals with like effect as if executed in a single original document. 26. Entire Agreement. The Parties hereby acknowledge and agree that no promises or representations were or are made which do not appear written in this Agreement, that this Agreement contains the entire agreement between Employee and GPC, and that no Party is relying on any representation or promise that does not appear in this Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subjects contained herein and supersedes any and all prior and/or contemporaneous agreements, representations, or understandings, written or oral, with the exception of Genuine Parts Company’s Code of Conduct and Ethics, the governing LTI award agreements, the applicable SRP, Pension Plan and Tax Deferred Savings Plan plan documents and any confidentiality agreement executed by Employee, which remain in effect and binding. It is expressly understood and agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect or particular whatsoever except in writing duly executed by Employee and an authorized representative of GPC. PLEASE READ CAREFULLY. THIS SEPARATION AGREEMENT AND GENERAL RELEASE INCLUDES A COMPLETE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. Dated: James Neill Dated: For and on behalf of Genuine Parts Company Title